The New Economy Fund
May 31, 2017
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2,
complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$24,857
Class B	$-
Class C	$-
Class T	$-
Class F-1	$497
Class F-2	$3,955
Class F-3	$-
Total	$29,309
Class 529-A	$833
Class 529-B	$-
Class 529-C	$-
Class 529-E	$-
Class 529-T	$-
Class 529-F-1	$136
Class R-1	$-
Class R-2	$-
Class R-2E	$4
Class R-3	$-
Class R-4	$820
Class R-5	$588
Class R-5E*	$-
Class R-6	$12,568
Total	$14,949
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$0.0950
Class B	$-
Class C	$-
Class T	$-
Class F-1	$0.0605
Class F-2	$0.1926
Class F-3	$-
Class 529-A	$0.0728
Class 529-B	$-
Class 529-C	$-
Class 529-E	$-
Class 529-T	$-
Class 529-F-1	$0.1534
Class R-1	$-
Class R-2	$-
Class R-2E	$0.0717
Class R-3	$-
Class R-4	$0.0861
Class R-5E	$0.1497
Class R-5	$0.2049
Class R-6	$0.2363
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	257,487
Class B	-
Class C	12,889
Class T*	-
Class F-1	7,841
Class F-2	19,138
Class F-3	4,403
Total	301,758
Class 529-A	11,720
Class 529-B	-
Class 529-C	3,316
Class 529-E	587
Class 529-T*	-
Class 529-F-1	940
Class R-1	1,216
Class R-2	4,563
Class R-2E	108
Class R-3	7,424
Class R-4	9,473
Class R-5	2,838
Class R-5E*	-
Class R-6	51,841
Total	94,026
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$41.62
Class B	$-
Class C	$37.90
Class T	$41.63
Class F-1	$41.72
Class F-2	$41.57
Class F-3	$41.66
Class 529-A	$41.24
Class 529-B	$-
Class 529-C	$38.40
Class 529-E	$40.69
Class 529-T	$41.63
Class 529-F-1	$41.20
Class R-1	$39.03
Class R-2	$39.24
Class R-2E	$41.11
Class R-3	$40.77
Class R-4	$41.25
Class R-5E	$41.49
Class R-5	$41.83
Class R-6	$41.69
* Amount less than one thousand